                                                                   EXHIBIT 10.70

                            FIRST AMENDMENT TO LEASE

        This FIRST AMENDMENT TO LEASE (this "Amendment") is made and entered into as of the 15th day of February, 2002, by and between NATIONAL OFFICE PARTNERS LIMITED PARTNERSHIP, a Delaware limited partnership ("Landlord"), and IDX SYSTEMS CORPORATION, a Vermont corporation ("Tenant"), with reference to that certain Lease (as defined below) covering certain premises located in the IDX Tower at Fourth and Madison in Seattle, Washington.

                                    RECITALS

        A. Landlord and Tenant are parties to that certain Office Building Lease dated as of March 23,2000 (the "Lease") pursuant to which Tenant leased certain space in the Building.

        B. Landlord and Tenant now wish to modify certain provisions of the Lease.

        NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby mutually acknowledged, the parties hereby agree as follows:

        1. Revised Basic Lease Information Sheet. The Basic Lease Information Sheet attached to the Lease is hereby superceded and replaced in its entirety by the Basic Lease Information Sheet attached hereto and incorporated herein by this reference.

        2. Revised Initial Premises. Landlord and Tenant have agreed to eliminate Floor 18 from the Initial Premises and the Third Expansion Space. The second (2nd) sentence of Section l.l(a) of the Lease is hereby superceded and replaced by the following:

                The Initial Premises are estimated to contain Three Hundred Nine Thousand Two Hundred Seventy-eight and 1/10 (309,278.10) square feet of Net Rentable Area (or Two Hundred Sixty-nine Thousand Eight Hundred Nineteen and 3/10 (269,819.3) square feet of Useable Area).

        The fifth (5th) sentence of Section 1.1(a) of the Lease is hereby superceded and replaced by the following:

                The precise location of and floor plans for the Premises shall be modified to reflect any revisions to the Building design after the date hereof; provided that the Initial Premises shall mean all occupiable space, other than retail space and Common Area, beginning on the third (3rd) floor of the Building (excluding any retail space on the fourth (4th) floor) and continuing whole floors to and including the seventeenth (17th) floor of the Building, and containing approximately Three Hundred Nine Thousand Two Hundred Seventy-eight and 1/10 (309,278.10) square feet of Net Rentable Area.

        3. Revised Occupancy Schedule. The occupancy schedule set forth in Section l.l(b) of the Lease is hereby superceded and replaced by the following:

                                            NET RENTABLE                             TARGET
          PORTION OF PREMISES     FLOORS      AREA(SF)     USEABLE AREA (SF)     OCCUPANCY DATE
     --------------------------------------------------------------------------------------------
     Minimum Initial Premises      3-11        186,033.8           162,504.7     April 1, 2003*
     Hold Space                     12          24,652.9            21,481.8     January 1, 2004
     First Expansion Space          14          24,647.9            21,458.2     January 1, 2005
     Second Expansion Space       15-16         49,295.7            42,916.4     January 1, 2006
     Third Expansion Space          17          24,647.9            21,458.2     February 1, 2008
     --------------------------------------------------------------------------------------------

     *subject to acceleration to as early as January 1, 2003 at Landlord's election (See Section 2.1(a)).

        4. Right of First Offer. The right of first offer set forth in Section l.l(e) of the Lease is hereby superceded and replaced in its entirety by the following:

                        (e) Right of First Offer. Subject to the terms and conditions of this Section l.l(e), Tenant shall have the right of first offer to include within the Premises any space which becomes available on Floors 18 through 39 of the Building (the "Offer Space"). Tenant may not exercise its right to lease any Offer Space during any period when Tenant is in default under this Lease (which shall mean that no Event of Default has occurred and has not been cured during the applicable cure period, if any, unless otherwise waived in writing by Landlord). If less than two (2) years remain in the Lease Term, Tenant must exercise an Extension Option under Section 2.l(b) in order to lease any Offer Space and if no Extension Option remains to be exercised Tenant's rights under this Section l.1(e) shall terminate. For purposes of this Section l.1(e), the phrase "any space which becomes available" shall mean any space on Floors 18 through 39 of the Building which is vacant or is scheduled to be vacated within six (6) months but no space shall be considered Offer Space until it has been previously leased to another tenant under a written lease agreement (an "Initial Lease"). Landlord shall not offer to lease nor lease any Offer Space to a party other than Tenant without first providing Tenant with written notice that the Offer Space is available to lease or will be available to lease within the next six (6) months ("Availability Notice"). The Availability Notice shall include Landlord's proposed Fair Market Rent for the Offer Space in accordance with Section 2.6(b)(iv), but should Tenant not accept such proposal then Landlord may provide a different proposed Fair Market Rent for purposes of any arbitration under Section 2.6(b)(v) and Landlord's original proposal shall not be binding upon Landlord nor admissible by Tenant in any such arbitration. Tenant shall have ten (10) Business Days after receipt of an Availability Notice to notify Landlord in writing that it will lease all of the Offer Space subject to such Availability Notice and whether Tenant accepts Landlord's proposed Fair Market Rent. If Tenant does not exercise its option with respect to the Offer Space described in an Availability Notice then Landlord may lease the space identified therein to a third party on any terms that Landlord may deem acceptable. Any Offer Space leased by Tenant under this Section
                1.1 (e) shall be leased under all of the terms and conditions of this Lease including expiration date, renewal options and services except that: (i) Landlord shall deliver the space to Tenant as previously improved with clean paint and carpet but Landlord shall have no obligation to install any Tenant Improvements in the space or to contribute any money towards any alteration or improvement thereof; and (ii) Base Rent shall be the Fair Market Rent proposed in the Availability Notice, if accepted by Tenant, or as otherwise determined under Section 2.6(b) below. Tenant's right to lease the Offer Space is a Personal Right and is subject and subordinate to any: (A) renewal rights or expansion options granted under any Initial Leases and any other subsequent leases covering space on Floors 18 through 32; and (b) renewal rights, expansion options or rights of first offer granted under any Initial Leases covering space on Floors 33 through 39. With respect to Offer Space available on Floors 18,19 and 20, this right of first offer shall be a continuing right, and such Offer Space shall be offered to Tenant as provided herein from time to time as such Offer Space becomes available. With respect to Offer Space available on Floors 21 through 39, this right of first offer shall be a one-time right only, and if Tenant does not exercise its right with respect to Offer Space described in an Availability Notice for any such space, such space described in the Availability Notice shall no longer be considered Offer Space.

        5. Modification of Telecommunications Provision. The reference to "Floor 18" in the last sentence of Section 6.3 of the Lease is hereby replaced by the phrase "Floor 17."

        6. "As Is" Condition of Third Expansion Space. Tenant understands, acknowledges and agrees that the Third Expansion Space (Floor 17) is being leased by Landlord to Preston Gates & Ellis LLP ("PGE") for a five (5) year term which will expire prior to the Target Occupancy Date for the Third Expansion Space. Landlord will be providing a cash allowance to PGE of Thirty-two Dollars ($32.00) per square foot of Useable Area on Floor 17 ("Floor 17 Allowance") for purposes of design and construction of tenant improvements for such space, consistent with Schedule C-2 to the Lease. Tenant shall have the right to review and approve the Working Drawings for the tenant improvements for Floor 17 as prepared and submitted by PGE to Landlord, as well as any other plans of PGE for modifications or alterations to Floor 17 to the extent subject to Landlord's approval, however, Tenant's approval shall not to be unreasonably withheld or delayed. Tenant's approval of the Working Drawings for Floor 17 (or any subsequent modifications or alterations) shall be deemed given should Tenant fail to deliver to Landlord a written notice of disapproval within five (5) Business Days following Tenant's receipt of the Working Drawings or other plans therefor. Tenant shall accept the Third Expansion Space in its "AS IS" condition at the commencement of the Term therefor except that Landlord shall clean the space (including the carpets and, as necessary, the walls) prior to delivering possession of such space to Tenant. Landlord shall have no obligation of any kind to make any additional modifications or improvements to the Third Expansion Space nor to provide any tenant improvement allowance to Tenant with respect thereto. If and to the extent PGE spends less than the full Floor 17 Allowance on design and construction of tenant improvements for Floor 17, Landlord shall make available to Tenant, at the commencement of the Term for the Third Expansion Space, the unexpended portion of the Floor 17 Allowance for additional modifications or improvements to such space.

        7. Modifications to Mid-Rise Elevators. As partial consideration for Landlord's agreement to release Tenant from its obligation to lease Floor 18, Landlord and Tenant hereby agree to reduce the Cash Allowance by One Hundred Thousand Dollars ($100,000) and Landlord shall apply such amount to the cost of modifying Floor 19 in the Building to allow the mid-rise elevators to serve Floor 19. These modifications shall consist of relocating the men's restroom, re-routing Base Building plumbing as necessary, constructing a second elevator lobby in the previous location of the men's restroom, adding six (6) new elevator doors serving such new elevator lobby, and modifying the elevator control system to allow the six (6) mid-rise elevators to service Floor 19. Accordingly, the first sentence of Paragraph 14(a) in Exhibit C to the Lease is hereby superceded and replaced by the following:

                Landlord shall provide a total of up to Thirty-two and 00/100 Dollars ($32.00) per square foot of Useable Area in the Initial Premises (excluding the Third Expansion Space and less One Hundred Thousand Dollars ($100,000.00)) (the "Cash Allowance") toward the payment for the design and construction of the Tenant Improvements and Tenant Work (assuming standard cabling) in the Premises and Tenant's reasonable move-in costs and expenses.

        8. Landlord's Construction Representatives. Landlord's representatives under Paragraph 16 in Exhibit C to the Lease are hereby updated to be Robert C. Hollister and Cathy Dempsey.

        9. Brokers. Landlord shall compensate both Landlord's Broker and Tenant's Broker pursuant to the terms of separate agreements entered into between Landlord and each Broker. Tenant shall be responsible for any other liabilities, commissions, compensation or charges owed to or claimed by Tenant's Broker or any other broker or agent retained by Tenant in connection with the Lease or this Amendment.

        10. Modification of Exhibit A. Exhibit A to the Lease is hereby superceded and replaced in its entirety by the substitute Exhibit A which is attached hereto and incorporated herein by this reference.

        11. Conflict. Capitalized terms used herein and not otherwise defined shall have the meanings given in the Lease. If there is any conflict between the terms, conditions and provisions of this Amendment and the terms and conditions of the Lease, the terms, conditions and provisions of this Amendment shall prevail.

        12. No Further Amendment. Except as expressly modified by this Amendment, all terms, covenants and provisions of the Lease shall remain unmodified and in full force and effect and are hereby expressly ratified and confirmed.

        13. Entire Agreement. This Amendment reflects the entire agreement of the parties with respect to amending the terms of the Lease and this Amendment supersedes any and all correspondence and oral agreements between the parties hereto regarding the amendment of the Lease which are prior in time to this Amendment. With respect to the subject matter hereof, neither party will be bound by any understanding, agreement, promise, representation or stipulation, express or implied, not specified herein.

        14. Counterparts. This Amendment may be executed in counterparts, each of which will be deemed to be an original, but all of which together will constitute one and the same document.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment in triplicate originals as of the day and year first above written.

                   LANDLORD:  NATIONAL OFFICE PARTNERS LIMITED PARTNERSHIP, a
                              Delaware limited partnership

                              By:  Hines National Office Partners Limited
                                   Partnership, A Texas limited partnership,
                                   general partner

                                   By:  Hines Fund  Management,  L.L.C., a
                                        Delaware  limited liability company,
                                        general partner

                                        By:  Hines Interests Limited
                                             Partnership, a Delaware limited
                                             partnership, sole member

                                             By:  Hines Holdings, Inc., a Texas
                                                  Corporation, its
                                                  general partner

                                                  By:  /s/ Daniel MacEachron
                                                       -------------------------
                                                       Daniel MacEachron
                                                       Senior Vice President

                   TENANT:  IDX SYSTEMS CORPORATION,
                            a Vermont corporation

                            By: /s/ John A. Kane
                                --------------------
                            Name:  John A. Kane
                            Title: SR VP & CFO

Attachments:
    Basic Lease Information Sheet (revised)
    Exhibit A - Stacking Diagram of Premises (revised)

STATE OF     California )
                        ) ss.
COUNTY OF San Francisco )

        On this 15th day of March, 2002, before me, a Notary Public in and for the State of California, personally appeared DANIEL MacEACHRON, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person who signed the instrument; on oath stated that he was authorized to execute this instrument as the Senior Vice President of HINES HOLDINGS, INC., a Texas corporation, the corporation that executed the instrument; acknowledged the said instrument to be the free and voluntary act and deed of said corporation for the uses and purposes therein mentioned; and on oath stated that he was duly elected, qualified, and acting as said officer of the corporation; that said corporation is the general partner of Hines Interests Limited Partnership, which is the sole member of Hines Fund Management, L.L.C., which is the general partner of Hines National Office Partners Limited Partnership, the general partner of NATIONAL OFFICE PARTNERS LIMITED PARTNERSHIP, a Delaware limited partnership; that said corporation was authorized to execute the said instrument on behalf of said partnership; and that said instrument was the free and voluntary act and deed of said partnership for the uses and purposes therein mentioned.

        IN WITNESS WHEREOF, I have hereunto set my hand and official seal the day and year first above written.

[SEAL OF KIMBERLY A. NORMANDY]         /s/ Kimberly A. Normandy
                                       -----------------------------------------
                                       NOTARY PUBLIC in and for the State of CA
                                       residing at San Francisco
                                       My appointment expires May 20, 2005
                                       Print Name Kimberly A. Normandy


STATE OF     VERMONT)
                    ) ss.
COUNTY OF CHITTENDEN)

        On this 5th day of March 2002, before me, a Notary Public in and for the State of VERMONT, personally appeared JOHN A. KANE, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person who executed this instrument, on oath stated that HE was authorized to execute the instrument, and acknowledged it as the Sr.VP & CFO of IDX SYSTEMS CORPORATION to be the free and voluntary act and deed of said corporation for the uses and purposes mentioned in the instrument.

        IN WITNESS WHEREOF, I have hereunto set my hand and official seal the day and year first above written.

                                       /s/ Diane L. Brown
                                       -----------------------------------------
                                       NOTARY PUBLIC in and for the State of
                                       VT residing at Burlington
                                       My appointment expires 2/10/2003
                                       Print Name Diane L. Brown

                          BASIC LEASE INFORMATION SHEET

8.   Date of Lease                 March 23, 2000, amended by First
                                   Amendment to Lease dated February 15,
                                   2002

9.   Tenant:                       IDX SYSTEMS CORPORATION,
                                   a Vermont corporation

10.  Tenant's Address              1400 Shelburne Road
     Prior to Occupancy:           Burlington, Vermont 05402-1070

11.  Tenant's Address              At the Premises
     After Occupancy:              with a copy to:
                                   1400 Shelburne Road
                                   Burlington, Vermont 05402-1070

12.  Landlord:                     NATIONAL OFFICE PARTNERS LIMITED PARTNERSHIP,
                                   a Delaware limited partnership

13.  Landlord's Address:           c/o Hines
                                   800 Fifth Avenue, Suite 3838
                                   Seattle, Washington 98104

14.  Premises:                     Those portions of Floors 3 through 17
                                   (inclusive) as shown on Exhibit A

15.  Net Rentable Area/Tenant's    Three Hundred Nine Thousand Two Hundred
     Proportionate Share:          Seventy-eight and 1/10 (309,278.1)
                                   square feet of Net Rentable Area/Two
                                   Hundred Sixty-nine Thousand Eight Hundred
                                   Nineteen and 3/10 (269,819.3) square feet of Useable Area, as adjusted pursuant to Section 1.1 (d).
                                   Tenant's Proportionate Share: Thirty-eight and 51/100 percent (38.51%), as to the Minimum Initial Premises, as adjusted pursuant to Section 4.3.

16.  Scheduled Commencement Date:  April 1, 2003

17.  Term:                         Initial Term: Twelve (12) Years and zero
                                   (0) Months Extension Terms: Two (2)
                                   successive options for Six (6) Years each

18.  Base Rent:                    See Page B attached hereto

19.  Security Deposit:             N/A

20.  Parking:                      1.00 pass per one thousand five hundred
                                   (1,500) square feet of Useable Area,
                                   subject to adjustment pursuant to
                                   Section 14.22.

/s/ JAK 3/5/02                                          /s/ DM 3/15/02
---------------------                                   ------------------------
Tenant's Initials/Date                                  Landlord's Initials/Date

                                        A

21.  Tenant's Working              No later than January 1, 2002
     Drawings Delivery Date:

22.  Cash Allowance:               $32.00 per square foot of Useable
                                   Area in the Premises (excluding the
                                   Third Expansion Space and less One
                                   Hundred Thousand Dollars
                                   ($100,000)), to be allocated as provided in Exhibit C

23. Broker(s):                     Landlord's Broker: Colliers
                                   International Tenant's Broker:
                                   Cushman & Wakefield of Washington, Inc.



Base Rent Schedule (Item 11 on Basic Lease Information Sheet)

                    MINIMUM ANNUAL BASE RENT PER SQUARE FOOT OF NET RENTABLE AREA FOR:

                    MINIMUM INITIAL
                   PREMISES AND HOLD     EXPANSION
  LEASE YEARS*           SPACE             SPACE
-------------------------------------------------------------------------------
      1-3          $          23.50      $   24.50
      4-6          $          26.00      $   27.00
      7-9          $          28.50      $   29.50
      10-12        $          31.00      $   32.00

*    As defined in Section 2.1(b) below.

/s/ JAK 3/5/02                                         /s/ DM 3/15/02
---------------------                                  ---------------------
Tenant's Initials/Date                                 Landlord's Initials/Date

                                        B

                                   EXHIBIT A

                                IDX STACKING PLAN

[GRAPHIC APPEARS HERE]

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